UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

     Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

September 1, 2009
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 1, 2009, Cynthia B. Powell was named Corporate Controller, replacing Edward D. Vest, who is stepping down for health reasons. Mr. Vest will continue working in his new role as senior financial executive for financial reporting and analysis, systems and controls.

     Ms. Powell, age 40, joined BB&T in May 2002 and has served as Assistant Controller and manager of financial reporting.

     BB&T has determined that there are no related person transactions with Ms. Powell, as contemplated by Item 404(a) of Regulation S-K. All extensions of credit made to Ms. Powell by BB&T were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to BB&T, and did not involve more than normal risk of collectability or present other unfavorable features.

     A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

Ex 99.1	Copy of Press Release announcing Cindy Powell as BB&T's corporate controller.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Frances B. Jones

Frances B. Jones
Executive Vice President, General Counsel,
Corporate Secretary and Chief Corporate Governance Officer

Date:  September 3, 2009